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                                  EXHIBIT 21

                      Subsidiaries of PCB Holding Company
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                                  EXHIBIT 21

                        Subsidiaries of the Registrant


Parent
------

PCB Holding Company

                                        Percentage            Jurisdiction or
Subsidiaries (a)                       of Ownership       State of Incorporation
----------------                       ------------       ----------------------
Peoples Building and Loan                   100%                 United States
 Association, F.A. (1)

Peoples Building and Loan Association       100%                 Indiana
  Service Corporation (2)

_____________
(1) Upon consummation of the Conversion, Peoples Building and Loan Association, F.A. will become a wholly-owned subsidiary of the Registrant.

(2)  Wholly owned by Peoples Building and Loan Association, F.A.